EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to the market open of the filing date of this Schedule 13D.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
8/14/2026	Buy	100,000	4.08
8/17/2026	Buy	50,161	4.06
8/18/2026	Buy	178,325	4.09
8/25/2026	Buy	201,988	4.10
8/26/2026	Buy	18,513	4.10
8/27/2026	Buy	10,592	4.10
9/4/2026	Buy	600	4.02
9/8/2026	Buy	52,698	4.03
9/9/2026	Buy	181,313	4.02
9/10/2026	Buy	121,912	4.02
9/11/2026	Buy	7,243	4.01
9/14/2026	Buy	37,872	4.09
9/15/2026	Buy	215,718	4.01
9/16/2026	Buy	166,486	3.82
9/17/2026	Buy	104,811	3.99
9/18/2026	Buy	376,007	3.96
9/21/2026	Buy	56,635	4.03
9/22/2026	Buy	17,909	4.07
9/23/2026	Buy	46,849	4.03
9/24/2026	Buy	259,017	4.00
9/25/2026	Buy	176,463	4.00
9/28/2026	Buy	583,242	3.98
9/29/2026	Buy	64,822	4.06
9/30/2026	Buy	116,918	4.01
10/1/2026	Buy	54,172	4.02
10/2/2026	Buy	191,951	4.00
10/5/2026	Buy	399,190	4.00
10/6/2026	Buy	219,416	4.00
10/7/2026	Buy	38,193	3.90
10/8/2026	Buy	23,951	3.99
10/9/2026	Buy	103,780	4.02
10/12/2026	Buy	33,455	4.00
10/13/2026	Buy	41,955	3.97